                                                                    EXHIBIT 23.4


                   CONSENT OF CABINET CONSTANTIN & ASSOCIES,
                              INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the use of our report on the consolidated financial statements of Societe Financiere d'Etude et de Developpement Industriel et Technologique S.A. for fiscal years 1993 and 1994 (and to all references to our firm), in the registration statement to be filed by MS Acquisition Corp. on Form S-1 on or about August 12, 1998.



Paris, August 11, 1998


Cabinet Constantin & Associes


/s/ Pierre Labourdette
-------------------
By: Pierre Labourdette
Title: Associe.